EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Brad Newman (212) 850-5646

EMCOR GROUP, INC. REPORTS FOURTH QUARTER AND FULL-YEAR 2021 RESULTS

- Record Quarterly and Full-Year Revenues of $2.64 billion and $9.90 billion, respectively -
- Record Quarterly and Full-Year Diluted EPS of $1.89 and $7.06, respectively -
- Record Remaining Performance Obligations of $5.60 billion, 21.9% Increase Year-over-Year -
- Announces 2022 Revenues and Diluted EPS Guidance -

NORWALK, CONNECTICUT, February 24, 2022 - EMCOR Group, Inc. (NYSE: EME) today reported results for the fourth quarter and year ended December 31, 2021.

For the fourth quarter of 2021, net income was $101.7 million, or $1.89 per diluted share, compared to $79.8 million, or $1.45 per diluted share, for the fourth quarter of 2020. Net income for the fourth quarter of 2020 was negatively impacted by the tax effect of the goodwill, identifiable intangible asset, and other long-lived asset impairment charges recorded in the second quarter of 2020. Excluding this tax effect, non-GAAP net income for the fourth quarter of 2020 was $102.8 million, or $1.86 per diluted share. Revenues for the fourth quarter of 2021 totaled $2.64 billion, an increase of 15.7%, compared to $2.28 billion for the fourth quarter of 2020.

Operating income for the fourth quarter of 2021 was $143.0 million, or 5.4% of revenues. This compared to $137.6 million, or 6.0% of revenues, for the fourth quarter of 2020.

Selling, general and administrative expenses for the fourth quarter of 2021 totaled $260.0 million, or 9.8% of revenues, compared to $244.6 million, or 10.7% of revenues, for the fourth quarter of 2020.

The Company's income tax rate for the fourth quarter of 2021 was 28.8%, compared to an income tax rate of 41.8% for the fourth quarter of 2020. The Company’s tax rate for the fourth quarter of 2020 was impacted by the previously referenced impairment charges recorded in the second quarter of 2020.

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EMCOR Reports Fourth Quarter and Fiscal Year Results	Page 2

Remaining performance obligations as of December 31, 2021 were $5.60 billion compared to $4.59 billion as of December 31, 2020. Total remaining performance obligations grew approximately $1.0 billion year-over-year.

Tony Guzzi, Chairman, President and Chief Executive Officer of EMCOR, commented, “The Company delivered exceptional results in 2021 with record full year revenues, operating income, and diluted earnings per share, demonstrating our resilience in an uncertain and challenging environment. Importantly, while we continued to achieve impressive revenue growth, demand for our services remained strong with remaining performance obligations increasing 21.9% year-over-year to a record $5.60 billion, underscoring the strength of our project pipeline.”

Mr. Guzzi added, “Our U.S. Construction segments posted another quarter of strong results and an outstanding year overall, achieving record revenues in the fourth quarter. Our U.S. Mechanical and Electrical Construction segments delivered quarterly revenues, which were up 9.4% and 17.3% year-over-year, respectively, driven by key market sectors including manufacturing, healthcare, commercial, and water/wastewater. Despite continued supply chain constraints and COVID-related headwinds, our U.S. Construction segments remained resilient, leveraging our long-term supplier relationships and focusing on safety to maintain solid operating margins. Our U.S. Building Services segment also delivered robust revenue growth in the fourth quarter, up 10.4% year-over-year, driven by increased demand for projects, retrofits, and building automation and controls, including those aimed at increasing energy efficiency. Our U.S. Industrial Services segment performed as we expected as we saw strengthening demand through the year, with the segment delivering revenue and operating income growth of 72.6% and 146.3%, respectively, in the fourth quarter. We continue to deliver for our refining and petrochemical customers and are positioned for the opportunities ahead in the growing renewable energy and renewable fuels markets. Our U.K. Building Services segment continues to perform exceptionally with excellent contract and specialized project execution, resulting in fourth quarter revenue and operating income growth of 7.7% and 17.5%, respectively.”

Revenues for the 2021 full-year period totaled $9.90 billion, an increase of 12.6%, compared to $8.80 billion for the 2020 full-year period. Net income for the 2021 full-year period was $383.5 million, or $7.06 per diluted share, compared to $132.9 million, or $2.40 per diluted share, for the 2020 full-year period. Excluding the previously referenced impairment charges recorded in the second quarter of 2020, non-GAAP net income for the 2020 full-year period was $354.6 million, or $6.40 per diluted share.

Operating income for the 2021 full-year period was $530.8 million, or 5.4% of revenues, compared to $256.8 million, or 2.9% of revenues, for the 2020 full-year period. Excluding the $232.8 million of non-cash impairment charges recorded in the second quarter of 2020, non-GAAP operating income for the 2020 full-year period was $489.6 million, or 5.6% of revenues.

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EMCOR Reports Fourth Quarter and Fiscal Year Results	Page 3

SG&A totaled $970.9 million, or 9.8% of revenues, for the 2021 full-year period, compared to $903.6 million, or 10.3% of revenues, for the 2020 full-year period.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share to the comparable GAAP measures for the three and twelve months ended December 31, 2020.

Based on expected project mix and our current visibility into the coming year, and assuming the impact of the COVID-19 pandemic and supply chain disruptions do not worsen, EMCOR expects full-year 2022 revenues to be between $10.4 billion and $10.7 billion and full-year 2022 diluted earnings per share in the range of $7.15 to $7.85.

Mr. Guzzi concluded, “Our operating performance in 2021 is a clear reflection of our team’s ability to deliver in a volatile environment. Over the course of the year, we completed a number of acquisitions, continued to win new business, delivered outstanding customer service, and drove record results. Notably, our focus at every level of the organization on employee safety and well-being, operational excellence, and rigorous contingency planning not only delivered impressive financial results, but also led to our best safety year ever in 2021, an exceptional achievement given the challenges we faced. Looking forward, we remain confident in our ability to successfully execute in the current dynamic environment and are better positioned than ever given our healthy balance sheet, the momentum we are seeing in the non-residential market, and our robust remaining performance obligations. As we move into 2022, we will maintain our disciplined capital allocation strategy, focusing on organic growth investments, strategic acquisition opportunities, and returning cash to shareholders through share repurchases and dividends.”

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors in the “Investor Relations” section of our website at www.emcorgroup.com. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.

EMCOR Group's fourth quarter conference call will be available live via internet broadcast today, Thursday, February 24, at 10:30 AM Eastern Standard Time. The live call may be accessed through the Company's website at www.emcorgroup.com.

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EMCOR Reports Fourth Quarter and Fiscal Year Results	Page 4

Forward Looking Statements:

This release contains certain forward-looking statements. Any such comments speak only as of February 24, 2022 and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements may include statements regarding anticipated future operating and financial performance, the nature and impact of our remaining performance obligations, our ability to pursue acquisitions, our ability to return capital to shareholders, market opportunities, market growth, and customer trends. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated (whether expressly or implied) by the forward-looking statements. Accordingly, these statements are no guarantee of future performance or events. Such risks and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR’s services, adverse business conditions, the availability and pricing of supplies and other materials, the availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity, mix of business, and the impact of the COVID-19 pandemic and related government orders and mandates on our revenue and operations. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2021 Form 10-K, and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating any forward-looking statements.

Non-GAAP Measures:

This release also includes certain financial measures, including non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share, that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this release. The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our ongoing operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP, and may not be comparable to the calculation of similar measures of other companies.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share information)

	(Unaudited)
	For the three months ended December 31,		For the twelve months ended December 31,
	2021	2020	2021	2020
Revenues	$2,640,193	$2,281,494	$9,903,580	$8,797,061
Cost of sales	2,237,151	1,897,643	8,401,843	7,401,679
Gross profit	403,042	383,851	1,501,737	1,395,382
Selling, general and administrative expenses	260,025	244,620	970,937	903,584
Restructuring expenses	—	1,609	—	2,214
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	—	—	232,750
Operating income	143,017	137,622	530,800	256,834
Net periodic pension (cost) income	887	769	3,625	2,980
Interest expense, net	(1,157)	(1,406)	(5,122)	(7,488)
Income before income taxes	142,747	136,985	529,303	252,326
Income tax provision	41,079	57,204	145,602	119,383
Net income including noncontrolling interests	101,668	79,781	383,701	132,943
Net income attributable to noncontrolling interests	—	—	169	—
Net income attributable to EMCOR Group, Inc.	$101,668	$79,781	$383,532	$132,943

Basic earnings per common share:	$1.90	$1.45	$7.09	$2.41

Diluted earnings per common share:	$1.89	$1.45	$7.06	$2.40

Weighted average shares of common stock outstanding:
Basic	53,419,752	54,882,514	54,068,982	55,196,173
Diluted	53,724,800	55,160,893	54,347,534	55,421,271

Dividends declared per common share	$0.13	$0.08	$0.52	$0.32

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$821,345	$902,867
Accounts receivable, net	2,204,519	1,922,096
Contract assets	230,143	171,956
Inventories	54,098	53,338
Prepaid expenses and other	80,889	70,679
Total current assets	3,390,994	3,120,936
Property, plant & equipment, net	152,066	158,427
Operating lease right-of-use assets	260,778	242,155
Goodwill	890,268	851,783
Identifiable intangible assets, net	589,365	582,893
Other assets	157,975	107,646
Total assets	$5,441,446	$5,063,840
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt and finance lease liabilities	$16,235	$16,910
Accounts payable	734,275	671,886
Contract liabilities	788,134	722,252
Accrued payroll and benefits	490,867	450,955
Other accrued expenses and liabilities	274,406	247,597
Operating lease liabilities, current	57,814	53,632
Total current liabilities	2,361,731	2,163,232
Long-term debt and finance lease liabilities	245,450	259,619
Operating lease liabilities, long-term	220,836	205,362
Other long-term obligations	360,340	382,383
Total liabilities	3,188,357	3,010,596
Equity:
Total EMCOR Group, Inc. stockholders’ equity	2,252,387	2,052,668
Noncontrolling interests	702	576
Total equity	2,253,089	2,053,244
Total liabilities and equity	$5,441,446	$5,063,840

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Twelve Months Ended December 31, 2021 and 2020
(In thousands)

	2021	2020
Cash flows - operating activities:
Net income including noncontrolling interests	$383,701	$132,943
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,347	46,721
Amortization of identifiable intangible assets	64,089	59,950
Provision for credit losses	8,041	3,269
Deferred income taxes	9,517	(36,354)
Non-cash expense for impairment of goodwill, identifiable intangible assets, and other long-lived assets	—	232,750
Non-cash share-based compensation expense	11,107	11,151
Other reconciling items	2,374	1,320
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(208,359)	354,616
Net cash provided by operating activities	318,817	806,366
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(118,239)	(50,357)
Proceeds from sale or disposal of property, plant and equipment	2,754	3,463
Purchases of property, plant and equipment	(36,192)	(47,969)
Investments in and advances to unconsolidated entities	(1,595)	—
Distributions from unconsolidated entities	196	—
Net cash used in investing activities	(153,076)	(94,863)
Cash flows - financing activities:
Proceeds from revolving credit facility	—	200,000
Repayments of revolving credit facility	—	(250,000)
Proceeds from long-term debt	—	300,000
Repayments of long-term debt and debt issuance costs	(13,875)	(286,987)
Repayments of finance lease liabilities	(4,189)	(4,470)
Dividends paid to stockholders	(28,163)	(17,674)
Repurchases of common stock	(195,546)	(112,553)
Taxes paid related to net share settlements of equity awards	(4,210)	(2,640)
Issuances of common stock under employee stock purchase plan	7,328	6,557
Payments for contingent consideration arrangements	(6,758)	(4,070)
Distributions to noncontrolling interests	(43)	(70)
Net cash used in financing activities	(245,456)	(171,907)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,279)	4,046
(Decrease) increase in cash, cash equivalents, and restricted cash	(80,994)	543,642
Cash, cash equivalents, and restricted cash at beginning of year (1)	903,562	359,920
Cash, cash equivalents, and restricted cash at end of period (1)	$822,568	$903,562

(1)Includes $1.2 million, $0.7 million, and $1.1 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of December 31, 2021, 2020 and 2019, respectively.

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands)

	(Unaudited)
	For the three months ended December 31,
	2021	2020
Revenues from unrelated entities:
United States electrical construction and facilities services	$541,876	$461,817
United States mechanical construction and facilities services	1,060,669	969,433
United States building services	630,142	570,909
United States industrial services	283,644	164,341
Total United States operations	2,516,331	2,166,500
United Kingdom building services	123,862	114,994
Total operations	$2,640,193	$2,281,494

	For the twelve months ended December 31,
	2021	2020
Revenues from unrelated entities:
United States electrical construction and facilities services	$2,015,466	$1,806,092
United States mechanical construction and facilities services	3,922,864	3,485,495
United States building services	2,468,892	2,134,016
United States industrial services	986,407	940,895
Total United States operations	9,393,629	8,366,498
United Kingdom building services	509,951	430,563
Total operations	$9,903,580	$8,797,061

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands)

	(Unaudited)
	For the three months ended December 31,
	2021	2020
Operating income (loss):
United States electrical construction and facilities services	$41,339	$43,944
United States mechanical construction and facilities services	92,601	100,380
United States building services	27,791	27,834
United States industrial services	3,997	(8,625)
Total United States operations	165,728	163,533
United Kingdom building services	4,958	4,218
Corporate administration	(27,669)	(28,520)
Restructuring expenses	—	(1,609)
Total operations	143,017	137,622
Other items:
Net periodic pension (cost) income	887	769
Interest expense, net	(1,157)	(1,406)
Income before income taxes	$142,747	$136,985

	For the twelve months ended December 31,
	2021	2020
Operating income (loss):
United States electrical construction and facilities services	$168,363	$161,810
United States mechanical construction and facilities services	319,112	292,536
United States building services	119,024	114,159
United States industrial services	(1,666)	1,175
Total United States operations	604,833	569,680
United Kingdom building services	27,998	20,660
Corporate administration	(102,031)	(98,542)
Restructuring expenses	—	(2,214)
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	(232,750)
Total operations	530,800	256,834
Other items:
Net periodic pension (cost) income	3,625	2,980
Interest expense, net	(5,122)	(7,488)
Income before income taxes	$529,303	$252,326

EMCOR GROUP, INC.
RECONCILIATION OF 2021 AND 2020 NON-GAAP OPERATING INCOME AND
NON-GAAP OPERATING MARGIN
(In thousands, except for percentages) (Unaudited)

In our press release, we provide non-GAAP operating income and non-GAAP operating margin for the three and twelve months ended December 31, 2020. The following tables provide a reconciliation between operating income and operating margin determined on a non-GAAP basis to the most directly comparable GAAP measures for such periods.

	For the three months ended December 31,		For the twelve months ended December 31,
	2021	2020	2021	2020
GAAP operating income	$143,017	$137,622	$530,800	$256,834
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	—	—	232,750
Non-GAAP operating income	$143,017	$137,622	$530,800	$489,584

	For the three months ended December 31,		For the twelve months ended December 31,
	2021	2020	2021	2020
GAAP operating margin	5.4%	6.0%	5.4%	2.9%
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—%	—%	—%	2.6%
Non-GAAP operating margin	5.4%	6.0%	5.4%	5.6%

EMCOR GROUP, INC.
RECONCILIATION OF 2021 AND 2020 NON-GAAP NET INCOME
(In thousands) (Unaudited)

In our press release, we provide non-GAAP net income for the three and twelve months ended December 31, 2020. The following table provides a reconciliation between net income determined on a non-GAAP basis to the most directly comparable GAAP measure for such periods.

	For the three months ended December 31,		For the twelve months ended December 31,
	2021	2020	2021	2020
GAAP net income	$101,668	$79,781	$383,532	$132,943
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	—	—	232,750
Tax effect of impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	22,984	—	(11,105)
Non-GAAP net income	$101,668	$102,765	$383,532	$354,588

EMCOR GROUP, INC.
RECONCILIATION OF 2021 AND 2020 NON-GAAP DILUTED EARNINGS PER SHARE
(Unaudited)

In our press release, we provide non-GAAP diluted earnings per common share for the three and twelve months ended December 31, 2020. The following table provides a reconciliation between diluted earnings per common share determined on a non-GAAP basis to the most directly comparable GAAP measure for such periods.

	For the three months ended December 31,		For the twelve months ended December 31,
	2021	2020	2021	2020
GAAP diluted earnings per common share	$1.89	$1.45	$7.06	$2.40
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	—	—	4.20
Tax effect of impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	0.42	—	(0.20)
Non-GAAP diluted earnings per common share	$1.89	$1.86	$7.06	$6.40

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